UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event
reported): May 9, 2014

Travelzoo Inc.
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(Exact Name of Registrant as Specified in its Charter)

Delaware --------------------------- (State or Other Jurisdiction of Incorporation)	000-50171 ------------------- (Commission File Number)	36-4415727 --------------------------- (I.R.S. Employer Identification Number)

590 Madison Avenue, 37th Floor New York, New York ---------------------------------------------------- (Address of Principal Executive Offices)	10022 ------------------ (Zip Code)

Registrant's telephone number, including area code:

(212) 484-4900
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

         ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2014 Annual Meeting of Stockholders of Travelzoo Inc. held on May 9, 2014, the following actions were taken.
Our stockholders elected Holger Bartel, Ralph Bartel, Michael Karg, Donovan Neale-May, and Mary Reilly to serve on the Board of Directors until the next annual meeting of stockholders. The final results of the voting were as follows:

	Votes For	Votes Withheld
Holger Bartel	11,901,421	225,605
Ralph Bartel	11,903,613	223,413
Michael Karg	12,040,743	86,283
Donovan Neale-May	12,005,097	121,929
Mary Reilly	11,954,845	172,181

In addition, the following proposals were voted on at the annual meeting:
The proposal regarding the issuance of shares of common stock on exercise of options, under a nonqualified Stock Option Agreement, granted to the Company’s Chief Executive Officer was approved. The results were as follows:

Votes For	Votes Against	Abstain
11,937,416	180,352	9,258

The proposal regarding the non-binding advisory vote on the compensation of the Company's named executive officers was approved. The results were as follows:

Votes For	Votes Against	Abstain
11,886,509	231,161	9,356

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELZOO INC.

Date: May 12, 2014	By:	/s/ Glen Ceremony
Glen Ceremony
Chief Financial Officer